Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1, registration no. 333-273370, of our report dated March 16, 2023, of SenesTech, Inc. relating to the audit of the financial statements for the period ending December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

November 27, 2023